EXHIBIT 99.7


                           SERVICER'S CERTIFICATION

          Re: (i) Servicing and Administration Agreement dated as of October 26, 2001 (the "Servicing Agreement") between Bear Stearns Investment Products Inc.("BSIP"), Whole Auto Loan Trust and DaimlerChrysler Services North America LLC (DCS"), as successor to Chrysler Financial Company LLC, and (ii) the Agreement to Subservice and Acknowledgment dated as of December 12, 2002 among DCS, Bear Stearns Asset Receivables Corp. ("BSARC"), Bear Stearns Asset Backed Funding Inc. and BSIP
               ---------------------------------------------------------------


I, D. H. Olsen, the Vice President and Chief Financial Officer of DCS, certify to BSABF and BSARC and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification that:

1. I have reviewed the servicing reports delivered to BSIP and BSARC under the Servicing Agreement for 2002;

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by such reports;

3. Based on my knowledge, the servicing information required to be provided to BSARC by DCS under the Servicing Agreement is included in these reports;

4. I am responsible for reviewing the activities performed by DCS under the Servicing Agreement and based upon the review required under the Servicing Agreement, and except as disclosed in the report for such review, DCS has fulfilled its obligations under the Servicing Agreement; and

5. I have disclosed to BSABF and BSARC all significant deficiencies relating to the servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers as set forth in the Servicing Agreement.



                                        /s/ D.H. Olsen
                                        --------------------------------------
                                        Name:    D. H. Olsen
                                        Title:   Vice President and
                                                 Chief Financial Officer
                                        Date:    March 24, 2003